Exhibit 99.2

Filed by Aviragen Therapeutics, Inc.

Pursuant to Rule 425 under the Securities Act of 1933, as amended

And deemed filed pursuant to Rule 14a-12

Of the Securities Exchange Act of 1934, as amended

Subject Company: Aviragen Therapeutics, Inc.

Commission File No. for Registration

Statement on Form S-4: 333-222009